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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
First Bancorp
Troy, North Carolina


We consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement of First Bancorp on Form S-4 of our report dated July 28, 2000 on the consolidated financial statements of Century Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 2000 and 1999, and to the reference to our firm under the reference "experts" in the Registration Statement.


/s/ Dixon Odom PLLC

Sanford, North Carolina

April 17, 2001